File No. 001-33220

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Broadridge Financial Solutions, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	00-0000000
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Journal Square Plaza Jersey City, NJ	07306
(Address of Principal Executive Offices)	(Zip Code)

(201) 714-3000

(Registrant’s telephone number, including area code)

Securities to be registered

pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered

pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1.	Business	See “Summary,” “Risk Factors,” “Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Our Relationship with ADP”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business — Properties”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Management” and “Principal Stockholders”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management,” “Our Relationship with ADP” and “Description of Capital Stock, Charter Documents, Transfer Agent and NYSE Listing”

Item 7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Our Relationship with ADP”

Item 8.	Legal Proceedings	See “Business — Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “Distribution,” “Dividend Policy,” “Description of Capital Stock, Charter Documents, Transfer Agent and NYSE Listing” and “Management”

Item 10.	Recent Sales of Unregistered Securities	See “Description of Capital Stock, Charter Documents, Transfer Agent and NYSE Listing”

Item 11.	Description of Registrant’s Securities to be Registered	See “Distribution,” “Dividend Policy” and “Description of Capital Stock, Charter Documents, Transfer Agent and NYSE Listing”

Item 12.	Indemnification of Directors and Officers	See “Indemnification of Directors and Officers”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the statements referenced thereon

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Combined Financial Statements,” “Index to Financial Statements” and the statements referenced thereon and “Exhibit Index” and the exhibits referenced thereon

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Broadridge Financial Solutions, LLC

By:	/S/ RICHARD J. DALY
Name: Richard J. Daly Title: Chief Executive Officer

Dated: March 2, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Form of Certificate of Incorporation of the Registrant

3.2*	Form of By-laws of the Registrant

10.1*	Form of Separation and Distribution Agreement between the Registrant and Automatic Data Processing, Inc. (“ADP”)

10.2*	Form of Tax Allocation Agreement between the Registrant and ADP

10.3*	Form of Transition Services Agreement between the Registrant and ADP

10.4*	Form of Intellectual Property Transfer Agreement between the Registrant and ADP

10.5*	Form of Data Center Outsourcing Services Agreement between the Registrant and ADP

10.6*	Form of Employee Matters Agreement between the Registrant and ADP

10.7*	Form of Broadridge Financial Solutions, Inc. Change in Control Severance Plan for Corporate Officers

10.8**	Form of Supplemental Officers Retirement Plan

10.9*	Form of Daly Change in Control Enhancement Agreement

10.10*	Form of Hogan Change in Control Enhancement Agreement

10.11**	Form of 2007 Omnibus Award Plan

10.12†	Form of 2007 Deferred Compensation Plan

21.1*	Subsidiaries of the Registrant

99.1**	Information Statement

*	Previously filed.
**	Replaces previously filed exhibit.
†	Filed herewith.